                                  Exhibit 99.1
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CONTACT:    Leonard Carr
            Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                  TIDEL RECEIVES ADDITIONAL NOTICE OF DELISTING

HOUSTON,  Texas -- February 21, 2003 -- Tidel Technologies,  Inc. (Nasdaq: ATMS)
announced  today that it had received a Nasdaq Staff  Determination  on February
14,  2003,  indicating  that the  Company  fails  to  comply  with  the  minimum stockholders'  equity requirement for continued listing set forth in Marketplace
Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting
from  the  Nasdaq  SmallCap  Market.  The  Company  previously   received  Staff
Determinations  indicating  that it fails to comply  with the  minimum bid price requirement set forth in Marketplace Rule 4310(c)(4) and the periodic  reporting requirements set forth in Marketplace Rule 4310(c)(14).

The Company had an oral hearing before a Nasdaq Listing  Qualifications Panel on
Thursday, February 20, 2003 in Washington, D.C. to review the three deficiencies indicated in the Staff  Determinations.  The Company is  presently  awaiting the
Panel's  decision,  however,  there can be no assurance the Panel will grant the
Company's request for continued listing.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 40,000  retail ATMs and 150,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the company's web site at www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS  PRESS  RELEASE  CONTAINS  FORWARD-LOOKING   STATEMENTS,   INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
COMPANY'S  NON-COMPLIANCE  WITH  CERTAIN  PROVISIONS  OF  ITS  REVOLVING  CREDIT
FACILITY  AND  CONVERTIBLE  DEBENTURES;  THE  COMPANY'S  FINANCIAL  POSITION AND
WORKING CAPITAL AVAILABILITY; THE LEVELS OF ORDERS WHICH ARE RECEIVED AND CAN BE
SHIPPED IN A QUARTER;  CUSTOMER ORDER PATTERNS AND SEASONALITY;  COSTS OF LABOR,

RAW MATERIALS,  SUPPLIES AND EQUIPMENT;  TECHNOLOGICAL CHANGES;  COMPETITION AND
COMPETITIVE  PRESSURES ON PRICING;  CHANGES IN THE COMPANY'S  RELATIONSHIPS WITH
CUSTOMERS OR  SUPPLIERS;  ACCEPTANCE  OF THE  COMPANY'S  PRODUCT AND  TECHNOLOGY
INTRODUCTIONS  IN  THE   MARKETPLACE;   UNANTICIPATED   LITIGATION,   CLAIMS  OR
ASSESSMENTS;  THE  COMPANY'S  ABILITY TO REDUCE  COSTS AND  EXPENSES AND IMPROVE
INTERNAL OPERATING EFFICIENCIES;  THE ECONOMIC CONDITION OF THE ATM INDUSTRY AND
THE POSSIBILITY THAT IT IS A MATURE INDUSTRY; POSSIBLE DELISTING FROM THE NASDAQ
SMALLCAP  MARKET;  AND ECONOMIC  CONDITIONS IN THE UNITED STATES AND  WORLDWIDE.
ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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